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                                                                      EXHIBIT 5e
                                     FORM OF
                                   SCHEDULE A
                            AMENDED [         , 1997]


FUND                                                     FUND EFFECTIVE DATE
----                                                     -------------------

Schwab California Municipal Money Fund                   November 5, 1990
(formerly Schwab California Tax-Exempt Money Fund)

Schwab U.S. Treasury Money Fund                          November 5, 1991

Schwab Value Advantage Money Fund                        February 7, 1992

Schwab Institutional Advantage Money Fund                November 26, 1993

Schwab Retirement Money Fund                             November 26, 1993
Schwab New York Municipal

Money Fund (formerly Schwab New York                     November 10, 1994
Tax-Exempt Money Fund)

Schwab Government Cash Reserves Fund                     October 20, 1997



                                  THE CHARLES SCHWAB FAMILY OF FUNDS


                                  By:______________________
                                  Name:    Timothy F. McCarthy
                                  Title:   President and Trustee


                                  CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.


                                  By:______________________
                                  Name:    William J. Klipp
                                  Title:   President and Chief Operating Officer